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                                                                   Exhibit 23.3




                            Consent of Dennis W. Zank


                  The undersigned hereby consents to being named, in the Registration Statement on Form S-20 of The Options Clearing Corporation, as about to become a director of The Options Clearing Corporation.

Dated:  February 22, 2000


                                                /s/ Dennis W. Zank
                                                ------------------------------
                                                Dennis W. Zank